Exhibit 99

Universal Electronics Reports Financial Results for the Third Quarter 2023
– Authorizes Stock Repurchase Program for Up to 1 Million Shares –

SCOTTSDALE, AZ – November 2, 2023 – Universal Electronics Inc. (UEI) (NASDAQ: UEIC) reported financial results for the three and nine months ended September 30, 2023. Also, the Company’s Board of Directors authorized a stock repurchase program for up to one million shares.

Paul Arling, UEI’s chairman and CEO, said, “During the third quarter of 2023, we increased gross margin to a high for the year and managed costs to deliver bottom-line results within expectations. Our technology and innovations in the connected home markets are winning new business, which will support revenues that we expect to build throughout 2024 and 2025. The opportunities in the connected home space combined with the successful wins and multitude of projects we are working on give us conviction to initiate a stock buyback for up to one million shares.”

UEI’s CFO Bryan Hackworth added, “We are executing on our plan to control costs and optimize our manufacturing footprint, and these efforts are beginning to yield benefits. Our new facility in Vietnam is meeting its production efficiency targets, which enabled the closure of our southwestern China factory in September, approximately one quarter earlier than expected. These initiatives have positioned UEI to achieve improved operating efficiencies in the fourth quarter of 2023 and 2024. Additionally, cash flows provided by operating activities for the first nine months of 2023 were $20.1 million, which we used to reduce our net debt position to only $15 million by quarter end and to strengthen the balance sheet to support growth.”
Financial Results for the Three Months Ended September 30: 2023 Compared to 2022
•GAAP net sales were $107.1 million, compared to $148.5 million; Adjusted Non-GAAP net sales were $107.1 million, compared to $148.5 million.
•GAAP gross margins were 19.1%, compared to 29.9%; Adjusted Non-GAAP gross margins were 28.4%, compared to 30.8%.
•GAAP operating loss was $14.0 million, compared to GAAP operating income of $11.5 million; Adjusted Non-GAAP operating income was $2.9 million, compared to $15.5 million.
•GAAP net loss was $19.4 million, or $1.50 per share, compared to GAAP net income of $7.2 million or $0.57 per diluted share; Adjusted Non-GAAP net income was $1.1 million, or $0.08 per diluted share, compared to $12.6 million, or $1.00 per diluted share.
•At September 30, 2023, cash and cash equivalents were $60.1 million.
Financial Results for the Nine Months Ended September 30: 2023 Compared to 2022
•GAAP net sales were $322.9 million, compared to $420.0 million; Adjusted Non-GAAP net sales were $322.9 million, compared to $420.0 million.
•GAAP gross margins were 21.6%, compared to 28.6%; Adjusted Non-GAAP gross margins were 26.4%, compared to 29.6%.
•GAAP operating loss was $82.7 million, including a $49.1 million non-cash charge for goodwill impairment, which resulted from a decline in the company’s market capitalization, compared to GAAP operating income of $16.4 million; Adjusted Non-GAAP operating loss was $2.6 million, compared to Adjusted Non-GAAP operating income of $33.4 million.
•GAAP net loss was $91.1 million, including the aforementioned non-cash charge, or $7.10 per share, compared to GAAP net income of $7.3 million or $0.57 per diluted share; Adjusted Non-GAAP net loss was $3.2 million, or $0.25 per share, compared to Adjusted Non-GAAP net income of $27.1 million, or $2.12 per diluted share.
Financial Outlook
For the fourth quarter of 2023, the company expects GAAP net sales to range between $95.0 million and $105.0 million, compared to $122.8 million in the fourth quarter of 2022. GAAP loss per share for the fourth quarter of 2023 is expected to range from $0.51 to $0.41, compared to GAAP loss per share of $0.54 in the fourth quarter of 2022.
For the fourth quarter of 2023, the company expects Adjusted Non-GAAP net sales to range from $95.0 million and $105.0 million, compared to $122.8 million in the fourth quarter of 2022. Adjusted Non-GAAP earnings (loss) per share are expected to range from a loss of $0.05 per share to earnings of $0.05 per diluted share, compared to earnings per diluted share of $0.44 in the fourth quarter of

2022. The fourth quarter 2023 Adjusted Non-GAAP earnings per diluted share estimate excludes $0.46 per share related to, among other things, excess manufacturing overhead costs, stock-based compensation, amortization of acquired intangibles, litigation costs, foreign currency gains and losses and the related tax impact of these adjustments. For a more detailed explanation of Non-GAAP measures, please see the Use of Non-GAAP Financial Metrics discussion and the Reconciliation of Adjusted Non-GAAP Financial Results, each located elsewhere in this press release.
Conference Call Information
UEI’s management team will hold a conference call today, Thursday, November 2, 2023 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its third quarter 2023 earnings results, review recent activity and answer questions. To attend the call please register at https://register.vevent.com/register/BIbd15424e067d48b694ae4611a6e0c7f2 to receive a computer-generated dial-in number and a unique pin number. The conference call will also be broadcast live on the investor section of the UEI website where it will be available for replay for 90 days.
Use of Non-GAAP Financial Metrics
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, UEI provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. UEI’s management uses these measures for reviewing the financial results of UEI for budget planning purposes and for making operational and financial decisions. Management believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, help investors evaluate UEI’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends. Additionally, management believes these measures facilitate comparisons with the core operating and financial results and business trends of competitors and other companies.
Adjusted Non-GAAP net sales is defined as net sales. Adjusted Non-GAAP gross profit is defined as gross profit excluding the impact of excess manufacturing overhead costs, factory transition costs, impairment, stock-based compensation expense, and depreciation expense related to the increase in fixed assets from cost to fair market value resulting from acquisitions. Adjusted Non-GAAP operating expenses are defined as operating expenses excluding stock-based compensation expense, amortization of intangibles acquired, costs associated with certain litigation efforts, goodwill impairment, impairment, factory restructuring costs and severance. Adjusted Non-GAAP net income is defined as net income excluding the aforementioned items, foreign currency gains and losses, the related tax effects of all adjustments, as well as a valuation allowance on certain deferred tax assets. Adjusted Non-GAAP earnings (loss) per diluted share is calculated using Adjusted Non-GAAP net income. A reconciliation of these financial measures to the most directly comparable GAAP financial measures is included at the end of this press release.
About Universal Electronics
Universal Electronics Inc. (NASDAQ: UEIC) is the global leader in wireless universal control solutions for home entertainment and smart home devices and designs, develops, manufactures, ships and supports hardware and software control and sensor technology solutions. UEI partners with many Fortune 500 customers, including Comcast, Vivint Smart Home, Samsung, LG, Sony and Daikin to serve video, telecommunications, security service providers, television, smart home and HVAC system manufacturers. For over 37 years, UEI has been pioneering breakthrough innovations such as voice control and QuickSet cloud, the world's leading platform for automated set-up and control of devices in the home. For more information, visit www.uei.com.
Contacts
Paul Arling, Chairman & CEO, UEI, 480-530-3000
Investors: Kirsten Chapman, LHA Investor Relations, uei@lhai.com, 415-433-3777
Forward-looking Statements
This press release and accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including net sales, profit margin and earnings trends, estimates and assumptions; our expectations about new product introductions; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our annual report on Form 10-K for the year ended December 31, 2022 and the periodic reports filed and furnished since then. Risks that could affect forward-looking statements in this press release include: our continued ability to timely develop and deliver products and technologies that will be accepted by our customers, both near- and long-term; our ability to attract new customers and to successfully capture sales in all markets we serve, including in the connected home market as anticipated by management; our ability to continue optimizing our manufacturing footprint and realize the lower concentration risks in the time frame and to the extent expected by management; our ability to manage through the continued supply chain constraints, inflationary pressures and macroeconomic conditions, including continued lower consumer spending; the continued commitment of our customers to their product development and ordering strategies and patterns that translate into greater demand for our technologies and products as anticipated by management; our ability to continue to manage our business, inventories and cash flows to achieve our net sales, margins and earnings through financial discipline, operational efficiency, product line management, liquidity requirements, capital expenditures and other investment spending expectations, including our ability to execute on our just announced stock repurchase program; the continued fluctuation in our market capitalization; the direct and indirect impact we may experience with respect to our business and financial results and management’s ability to anticipate and mitigate the impact stemming from the continued economic uncertainty affecting consumers’ confidence and spending, natural disasters or other events beyond our control, public health crises (including an outbreak of infectious disease), governmental actions, including the effects of political unrest, war, terrorist activities, or other hostilities; the effects and uncertainties and other factors more fully described in our reports filed with the SEC; and the effects that changes in or enhanced use of laws, regulations and policies may have on our business including the impact of trade regulations pertaining to importation of our products. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Further, any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of November 2, 2023, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$60,079	$66,740
Accounts receivable, net	112,521	112,346
Contract assets	8,133	7,996
Inventories	93,462	140,181
Prepaid expenses and other current assets	5,809	6,647
Income tax receivable	2,387	4,130
Total current assets	282,391	338,040
Property, plant and equipment, net	46,613	62,791
Goodwill	—	49,085
Intangible assets, net	25,529	24,470
Operating lease right-of-use assets	17,777	21,599
Deferred income taxes	4,472	6,242
Other assets	1,558	1,936
Total assets	$378,340	$504,163
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$54,776	$71,373
Line of credit	75,000	88,000
Accrued compensation	21,707	20,904
Accrued sales discounts, rebates and royalties	5,060	6,477
Accrued income taxes	4,261	5,585
Other accrued liabilities	21,714	24,134
Total current liabilities	182,518	216,473
Long-term liabilities:
Operating lease obligations	11,553	15,027
Deferred income taxes	1,280	2,724
Income tax payable	723	723
Other long-term liabilities	739	810
Total liabilities	196,813	235,757
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 25,301,246 and 24,999,951 shares issued on September 30, 2023 and December 31, 2022, respectively	253	250
Paid-in capital	334,683	326,839
Treasury stock, at cost, 12,356,603 and 12,295,305 shares on September 30, 2023 and December 31, 2022, respectively	(369,082)	(368,194)
Accumulated other comprehensive income (loss)	(23,889)	(21,187)
Retained earnings	239,562	330,698
Total stockholders’ equity	181,527	268,406
Total liabilities and stockholders’ equity	$378,340	$504,163

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$107,095	$148,482	$322,863	$419,993
Cost of sales	86,683	104,040	253,141	299,912
Gross profit	20,412	44,442	69,722	120,081
Research and development expenses	7,658	8,017	24,502	24,460
Factory restructuring charges	3,690	—	3,690	—
Selling, general and administrative expenses	23,097	24,928	75,144	79,188
Goodwill impairment	—	—	49,075	—
Operating income (loss)	(14,033)	11,497	(82,689)	16,433
Interest income (expense), net	(1,216)	(668)	(3,288)	(1,147)
Other income (expense), net	(851)	(54)	(1,767)	(388)
Income (loss) before provision for income taxes	(16,100)	10,775	(87,744)	14,898
Provision for income taxes	3,262	3,541	3,392	7,586
Net income (loss)	$(19,362)	$7,234	$(91,136)	$7,312

Earnings (loss) per share:
Basic	$(1.50)	$0.57	$(7.10)	$0.58
Diluted	$(1.50)	$0.57	$(7.10)	$0.57
Shares used in computing earnings (loss) per share:
Basic	12,911	12,656	12,839	12,709
Diluted	12,911	12,696	12,839	12,797

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$(91,136)	$7,312
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	17,549	18,079
Provision for credit losses	69	(204)
Deferred income taxes	259	2,063
Shares issued for employee benefit plan	1,014	952
Employee and director stock-based compensation	6,833	7,575
Impairment of goodwill	49,075	—
Impairment of long-lived assets	7,794	—
Changes in operating assets and liabilities:
Accounts receivable and contract assets	(488)	(11,901)
Inventories	44,991	(8,477)
Prepaid expenses and other assets	4,981	1,734
Accounts payable and accrued liabilities	(21,289)	(17,201)
Accrued income taxes	424	171
Net cash provided by (used for) operating activities	20,076	103
Cash flows from investing activities:
Purchase of term deposit	—	(7,487)
Redemption of term deposit	—	7,609
Acquisition of net assets of Qterics, Inc.	—	(939)
Acquisitions of property, plant and equipment	(6,840)	(10,117)
Acquisitions of intangible assets	(4,643)	(4,719)
Net cash provided by (used for) investing activities	(11,483)	(15,653)
Cash flows from financing activities:
Borrowings under line of credit	35,000	83,000
Repayments on line of credit	(48,000)	(51,000)
Treasury stock purchased	(888)	(11,297)
Net cash provided by (used for) financing activities	(13,888)	20,703
Effect of foreign currency exchange rates on cash and cash equivalents	(1,366)	(4,285)
Net increase (decrease) in cash and cash equivalents	(6,661)	868
Cash and cash equivalents at beginning of period	66,740	60,813
Cash and cash equivalents at end of period	$60,079	$61,681

Supplemental cash flow information:
Income taxes paid	$5,327	$5,034
Interest paid	$5,431	$1,204

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales:
Net sales - GAAP	$107,095	$148,482	$322,863	$419,993
Adjusted Non-GAAP net sales	$107,095	$148,482	$322,863	$419,993

Cost of sales:
Cost of sales - GAAP	$86,683	$104,040	$253,141	$299,912
Excess manufacturing overhead and factory transition costs (1)	(2,168)	(1,186)	(7,569)	(4,120)
Impairment of long-lived assets (2)	(7,723)	—	(7,723)	—
Stock-based compensation expense	(31)	(38)	(93)	(117)
Adjustments to acquired tangible assets (3)	(60)	(60)	(181)	(181)
Adjusted Non-GAAP cost of sales	76,701	102,756	237,575	295,494
Adjusted Non-GAAP gross profit	$30,394	$45,726	$85,288	$124,499

Gross margin:
Gross margin - GAAP	19.1%	29.9%	21.6%	28.6%
Excess manufacturing overhead and factory transition costs (1)	2.0%	0.8%	2.3%	1.0%
Impairment of long-lived assets (2)	7.2%	—%	2.4%	—%
Stock-based compensation expense	0.0%	0.0%	0.0%	0.0%
Adjustments to acquired tangible assets (3)	0.1%	0.1%	0.1%	0.0%
Adjusted Non-GAAP gross margin	28.4%	30.8%	26.4%	29.6%

Operating expenses:
Operating expenses - GAAP	$34,445	$32,945	$152,411	$103,648
Stock-based compensation expense	(2,103)	(2,401)	(6,739)	(7,457)
Amortization of acquired intangible assets	(286)	(296)	(856)	(872)
Litigation costs (4)	(176)	—	(1,604)	(4,264)
Goodwill impairment (5)	—	—	(49,075)	—
Impairment of long-lived assets (2)	(100)	—	(100)	—
Factory restructuring charges (6)	(3,690)	—	(3,690)	—
Severance (7)	(569)	—	(2,455)	—
Adjusted Non-GAAP operating expenses	$27,521	$30,248	$87,892	$91,055

Operating income (loss):
Operating income (loss) - GAAP	$(14,033)	$11,497	$(82,689)	$16,433
Excess manufacturing overhead and factory transition costs (1)	2,168	1,186	7,569	4,120
Impairment of long-lived assets (2)	7,823	—	7,823	—
Stock-based compensation expense	2,134	2,439	6,832	7,574
Adjustments to acquired tangible assets (3)	60	60	181	181
Amortization of acquired intangible assets	286	296	856	872
Litigation costs (4)	176	—	1,604	4,264
Goodwill impairment (5)	—	—	49,075	—
Factory restructuring costs (6)	3,690	—	3,690	—
Severance (7)	569	—	2,455	—
Adjusted Non-GAAP operating income (loss)	$2,873	$15,478	$(2,604)	$33,444

Adjusted pro forma operating income (loss) as a percentage of net sales	2.7%	10.4%	(0.8)%	8.0%

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss):
Net income (loss) - GAAP	$(19,362)	$7,234	$(91,136)	$7,312
Excess manufacturing overhead and factory transition costs (1)	2,168	1,186	7,569	4,120
Impairment of long-lived assets (2)	7,823	—	7,823	—
Stock-based compensation expense	2,134	2,439	6,832	7,574
Adjustments to acquired tangible assets (3)	60	60	181	181
Amortization of acquired intangible assets	286	296	856	872
Litigation costs (4)	176	—	1,604	4,264
Goodwill impairment (5)	—	—	49,075	—
Factory restructuring costs (6)	3,690	—	3,690	—
Severance (7)	569	—	2,455	—
Foreign currency net (gain)/loss	1,067	74	2,243	16
Income tax provision on adjustments	1,098	1,344	4,200	2,758
Other income tax adjustments (8)	1,377	—	1,377	—
Adjusted Non-GAAP net income (loss)	$1,086	$12,633	$(3,231)	$27,097

Diluted shares used in computing earnings (loss) per share:
GAAP	12,911	12,696	12,839	12,797
Adjusted Non-GAAP	12,951	12,696	12,839	12,797

Diluted earnings (loss) per share:
Diluted earnings (loss) per share - GAAP	$(1.50)	$0.57	$(7.10)	$0.57
Total adjustments	$1.58	$0.43	$6.85	$1.55
Adjusted Non-GAAP diluted earnings (loss) per share	$0.08	$1.00	$(0.25)	$2.12

(1)The three and nine months ended September 30, 2023 and 2022 include unabsorbed manufacturing overhead costs resulting from the expansion of our manufacturing facility in Mexico where products destined for the U.S. market are manufactured, exacerbated by a subsequent decline in production volume. These products destined for the U.S. market were previously manufactured in China. The three and nine months ended September 30, 2023 also include manufacturing inefficiencies associated with our new Vietnam factory which recently commenced operations in the latter part of June 2023. In addition, for the nine months ended September 30, 2023, we incurred normal start-up costs such as idle labor and training associated with this same factory prior to its commencement.
(2)The three and nine months ended September 30, 2023 include impairment charges relating to machinery and equipment and leasehold improvements associated with the closure of our southwestern China factory, which ceased operations in September 2023. In addition, we also incurred impairment charges relating to machinery and equipment at our Mexico factory as we are reducing its capacity due to lower demand.
(3)Consists of depreciation related to the mark-up from cost to fair value of fixed assets acquired in business combinations.
(4)Consists of expenses related to our various litigation matters involving Roku, Inc. and certain other related entities including three Federal District Court cases, two International Trade Commission investigations and the defense of various inter partes reviews and appeals before the US Patent and Trademark Board as well as other non-recurring legal matters.
(5)During the nine months ended September 30, 2023, we recorded a goodwill impairment charge of $49.1 million as a result of our market capitalization being significantly less than the carrying value of our equity.
(6)The three and nine months ended September 30, 2023 include severance and equipment moving costs associated with the closure of our southwestern China factory.

(7)The three and nine months ended September 30, 2023 includes severance costs associated with a reduction in headcount at our corporate offices.
(8)The three and nine months ended September 30, 2023 include a $1.4 million valuation allowance recorded against the deferred tax assets at our southwestern China entity as a result of its closure.

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL OUTLOOK AND FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2023		2022
	Low Range	High Range	Actual
Net sales:
Net sales - GAAP	$95,000	$105,000	$122,758
Total adjustments (1)	—	—	—
Adjusted Non-GAAP net sales	$95,000	$105,000	$122,758

Diluted earnings (loss) per share:
Diluted earnings (loss) per share - GAAP	$(0.51)	$(0.41)	$(0.54)
Total adjustments (2)	$0.46	$0.46	$0.99
Adjusted Non-GAAP diluted earnings (loss) per share	$(0.05)	$0.05	$0.44
(1)The three months ended December 31, 2023 and 2022 do not include any Non-GAAP adjustments to net sales.
(2)The three months ended December 31, 2023 and 2022 includes adjustments for excess manufacturing overhead costs, factory transition costs, stock-based compensation expense, depreciation expense related to the increase in fixed assets from cost to fair market value resulting from acquisitions, amortization of acquired intangibles, costs associated with certain litigation efforts, foreign currency gains and losses and the related tax impact of these adjustments.